EXHIBIT 1
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                             JOINT FILING AGREEMENT

             The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, par value $.001 per share, of Laser Mortgage Management, Inc. is filed jointly, on behalf of each of them.

Dated:   July 24, 2000

                                            /s/Jay Buck
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                                            Jay Buck


                                            ROCKWOOD ASSET MANAGEMENT, INC.

                                            By: /s/Jay Buck
                                               ----------------------------
                                                 Jay Buck
                                                 President


                                            ROCKWOOD PARTNERS, L.P.
                                            By:  Rockwood Asset Management, Inc.
                                                 General Partner

                                              By: /s/ Jay Buck
                                                 ----------------------------
                                                 Jay Buck
                                                 President


                                            DEMETER ASSET MANAGEMENT, INC.

                                            By: /s/Jay Buck
                                               ----------------------------
                                                 Jay Buck
                                                 President